Exhibit 99.1
Calix Reports Fourth Quarter 2015 Financial Results

PETALUMA, CA – February 9, 2016 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the fourth quarter ended December 31, 2015. Revenue for the fourth quarter of 2015 was $105.0 million, a decrease of 5.9% compared to $111.6 million for the fourth quarter of 2014.
“Our fourth quarter results were at the upper end of guidance as customer shipments were within expectations,” said Carl Russo, Calix, Inc. President and CEO. “Looking back over the quarter and the year, Calix, Inc. introduced AXOS, our new Software Defined Access platform, as well as announced our new products that leverage next generation technology standards such as G.fast and NG-PON2. In 2015 our customers utilized our latest solutions to create a superior broadband experience for their subscribers. We are excited to see this interest strengthen as we move into 2016,” added Russo.
The company’s non-GAAP net loss for the fourth quarter of 2015 was $1.7 million, or $(0.03) per fully diluted share, compared to a non-GAAP net income of $6.5 million, or $0.13 per fully diluted share, for the fourth quarter of 2014. A reconciliation of GAAP and non-GAAP results is included as part of this release.
“During the quarter, we repurchased $16.1 million worth of common stock via our previously announced $40 million stock buyback authorization,” said William Atkins, Calix, Inc. Executive Vice President and CFO. “Given our long-term outlook for the company, we continue to view share repurchases as an attractive investment at current levels,” added Atkins.
The GAAP net loss for the fourth quarter of 2015 was $9.5 million, or $(0.19) per basic and diluted share, compared to a GAAP net loss of $3.0 million, or $(0.06) per basic and diluted share, for the fourth quarter of 2014. A reconciliation of our fourth quarter 2015 operating results from non-GAAP to GAAP is provided below:

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Calix, Inc.
(Unaudited, in thousands, except per share data)
Three Months Ended December 31, 2015

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	Acquisition-Related Costs	GAAP
Revenue	$104,999	$—	$—	$—	$104,999
Cost of revenue	56,213	160	2,089	—	58,462
Gross profit	48,786	(160)	(2,089)	—	46,537
Gross margin	46.5%	(0.2)%	(2.0)%	—%	44.3%
Operating expenses	50,644	3,052	2,552	24	56,272
Operating loss	(1,858)	(3,212)	(4,641)	(24)	(9,735)
Interest and other income (expense), net	346	—	—	—	346
Loss before provision for income taxes	(1,512)	(3,212)	(4,641)	(24)	(9,389)
Provision for income taxes	157	—	—	—	157
Net loss	$(1,669)	$(3,212)	$(4,641)	$(24)	$(9,546)
Weighted average diluted shares used to
compute net loss per common share	50,578	50,578	50,578	50,578	50,578
Net loss per diluted share	$(0.03)	$(0.06)	$(0.09)	$—	$(0.19)

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Conference Call
In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its fourth quarter 2015 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix website at http://investor-relations.calix.com.
Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)
The conference call and webcast will include forward-looking information.
About Calix
Calix, Inc. (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access software, systems, and services enables communications service providers worldwide to transform their networks and become the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring acquisition-related costs, which the Company believes are not indicative of its core operating results. Acquisition-related costs include legal fees and associated expenses incurred under a pre-existing contract between Occam and its retained advisor in connection with the Occam acquisition. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
Forward-Looking Statements
Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, the execution of a stock repurchase program. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to the risks described in our 2014 Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled "Risk Factors." Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

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Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
Revenue	$104,999	$111,633	$407,463	$401,227
Cost of revenue:
Products and services (1)	56,373	58,104	208,681	215,085
Amortization of intangible assets	2,089	2,088	8,353	8,353
Total cost of revenue	58,462	60,192	217,034	223,438
Gross profit	46,537	51,441	190,429	177,789
Operating expenses:
Research and development (1)	22,829	21,207	89,714	80,311
Sales and marketing (1)	21,165	21,721	78,563	76,283
General and administrative (1)	9,726	8,814	38,454	31,371
Amortization of intangible assets	2,552	2,552	10,208	10,208
Total operating expenses	56,272	54,294	216,939	198,173
Loss from operations	(9,735)	(2,853)	(26,510)	(20,384)
Interest and other income (expense), net:
Interest income	271	643	1,285	729
Interest expense	(223)	(632)	(1,144)	(806)
Other income (expense), net	298	107	571	228
Total interest and other income (expense), net	346	118	712	151
Loss before provision for income taxes	(9,389)	(2,735)	(25,798)	(20,233)
Provision for income taxes	157	253	535	581
Net loss	$(9,546)	$(2,988)	$(26,333)	$(20,814)
Net loss per common share:
Basic and diluted	$(0.19)	$(0.06)	$(0.51)	$(0.41)
Weighted average number of shares used to compute
net loss per common share:
Basic and diluted	50,578	51,300	51,489	50,808

(1)	Includes stock-based compensation as follows:
Cost of revenue	$160	$206	$709	$1,120
Research and development	1,138	1,363	4,797	5,056
Sales and marketing	943	1,455	4,712	5,601
General and administrative	971	874	3,587	4,240
	$3,212	$3,898	$13,805	$16,017

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Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
GAAP net loss	$(9,546)	$(2,988)	$(26,333)	$(20,814)
Adjustments to reconcile GAAP net loss to
non-GAAP net income (loss):
Stock-based compensation	3,212	3,898	13,805	16,017
Amortization of intangible assets	4,641	4,640	18,561	18,561
Acquisition-related costs	24	978	372	978
Non-GAAP net income (loss)	$(1,669)	$6,528	$6,405	$14,742
Non-GAAP net income (loss) per common share:
Basic	$(0.03)	$0.13	$0.12	$0.29
Diluted	$(0.03)	$0.13	$0.12	$0.29
Weighted average shares used to compute non-GAAP
net income (loss) per common share:
Basic	50,578	51,300	51,489	50,808
Diluted (1)	50,578	52,047	52,038	51,450
(1) Includes the dilutive effect of outstanding stock options, restricted stock units and ESPP.

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Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$23,626	$48,829
Marketable securities	49,964	62,850
Restricted cash	—	295
Accounts receivable, net	47,155	30,744
Inventory	47,667	46,753
Deferred cost of revenue	4,918	5,080
Prepaid expenses and other current assets	9,470	12,936
Total current assets	182,800	207,487
Property and equipment, net	17,149	20,144
Goodwill	116,175	116,175
Intangible assets, net	6,618	25,179
Other assets	1,144	1,236
Total assets	$323,886	$370,221
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,603	$23,629
Accrued liabilities	35,512	39,443
Deferred revenue	12,124	12,722
Total current liabilities	67,239	75,794
Long-term portion of deferred revenue	19,569	19,393
Other long-term liabilities	1,293	2,443
Total liabilities	88,101	97,630
Stockholders' equity:
Common stock	1,326	1,291
Additional paid-in capital	818,754	801,810
Accumulated other comprehensive income (loss)	(195)	80
Accumulated deficit	(556,923)	(530,590)
Treasury stock	(27,177)	—
Total stockholders' equity	235,785	272,591
Total liabilities and stockholders' equity	$323,886	$370,221

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Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Twelve Months Ended
	December 31,	December 31,
	2015	2014
Operating activities:
Net loss	$(26,333)	$(20,814)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	10,262	9,263
Loss on retirement of property and equipment	24	50
Amortization of intangible assets	18,561	18,561
Amortization of premiums relating to available-for-sale securities	907	574
Gain on sale of available-for-sale securities	—	(1)
Stock-based compensation	13,805	16,017
Changes in operating assets and liabilities:
Restricted cash	295	—
Accounts receivable, net	(16,411)	12,776
Inventory	(915)	4,319
Deferred cost of revenue	162	15,996
Prepaid expenses and other assets	2,889	(5,908)
Accounts payable	(4,021)	467
Accrued liabilities	(3,781)	7,440
Deferred revenue	(422)	(21,178)
Other long-term liabilities	(363)	513
Net cash provided by (used in) operating activities	(5,341)	38,075
Investing activities:
Purchases of property and equipment	(7,278)	(11,961)
Purchases of marketable securities	(60,002)	(67,698)
Sales of marketable securities	—	615
Maturities of marketable securities	71,945	3,600
Net cash provided by (used in) investing activities	4,665	(75,444)
Financing activities:
Proceeds from exercise of stock options	638	1,668
Proceeds from employee stock purchase plan	4,888	4,627
Payments for repurchases of common stock	(27,177)	—
Taxes paid for awards vested under equity incentive plans	(2,352)	(2,720)
Payments for debt issuance costs	(138)	—
Net cash provided by (used in) financing activities	(24,141)	3,575
Effect of exchange rate changes on cash and cash equivalents	(386)	(124)
Net decrease in cash and cash equivalents	(25,203)	(33,918)
Cash and cash equivalents at beginning of period	48,829	82,747
Cash and cash equivalents at end of period	$23,626	$48,829

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Investor Inquiries:

Thomas J. Dinges, CFA
408-474-0080
Tom.Dinges@calix.com